BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Filed in the office of	Document Number
Barbara K. Cegavske	20170371143-49
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/28/2017 8:58 AM
	Entity Number E0477612010-4

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

KonaRed Corporation

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: October 4, 2010

4. Description of the inaccuracy or defect:

Section 3 of the Articles of Incorporation inadvertently omitted language vesting authority in the Board of Directors to prescribe the series (and the number of each series) of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Stock.

5. Correction of the inaccuracy or defect:

The Board of Directors is hereby expressly authorized to prescribe and provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares of and to determine for each such series, the voting powers, designation, limitations, restrictions and relative rights thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors and as may be permitted by the Nevada Revised Statutes.

6. Signature:

X [signature]
Authorized Signature

President
Title *

August 25, 2017
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.